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                                                                    Exhibit 10.1













                            ATMOS ENERGY CORPORATION

                             PERFORMANCE-BASED SEBP

                                 TRUST AGREEMENT



                        EFFECTIVE AS OF DECEMBER 1, 2000




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                                TABLE OF CONTENTS

                                                                            PAGE


ARTICLE I      DEFINITIONS                                                   2

ARTICLE II     ESTABLISHMENT OF TRUST                                        4

ARTICLE III    PAYMENTS TO PLAN PARTICIPANTS AND THEIR
               BENEFICIARIES                                                 5

ARTICLE IV     TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO
               TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT                   6

ARTICLE V      PAYMENTS TO COMPANY                                           8

ARTICLE VI     THE RIGHTS OF THE PARTICIPANTS AND CREDITORS
               TO THE TRUST ESTATE                                           8

ARTICLE VII    INVESTMENT AUTHORITY                                          9

ARTICLE VIII   DUTIES, POWERS AND RESPONSIBILITIES OF TRUSTEE
               AND ASSET MANAGERS                                           10

ARTICLE IX     INDEMNIFICATION; LIABILITIES OF THE TRUSTEE                  15

ARTICLE X      TRUSTEE'S COMPENSATION AND EXPENSES                          16

ARTICLE XI     TAXES                                                        16

ARTICLE XII    RESIGNATION AND REMOVAL OF TRUSTEE;
               APPOINTMENT OF SUCCESSOR                                     16

ARTICLE XIII   AMENDMENT OR TERMINATION                                     17

ARTICLE XIV    MISCELLANEOUS                                                18

ARTICLE XV     EFFECTIVE DATE                                               19



                                        i
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                            ATMOS ENERGY CORPORATION

                             PERFORMANCE-BASED SEBP

                                 TRUST AGREEMENT


     THIS ATMOS ENERGY CORPORATION PERFORMANCE-BASED SEBP TRUST AGREEMENT (the "Trust Agreement") is made this 1st day of December, 2000, between Atmos Energy Corporation (the "Company"), as Settlor, and Bankers Trust Company, as Trustee, for the benefit of such employees of the Company as are participants in the Plan (as defined in Section 1.6 herein) from time to time to provide funds to satisfy the obligations of the Company to participants under the Plan.

     WHEREAS, Company has adopted the Atmos Energy Corporation Performance-Based Supplemental Executive Benefits Plan.

     WHEREAS, Company has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan for monthly supplemental retirement income and disability benefits and/or death benefits (the "Supplemental Benefits" or "Benefits");

     WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency (as herein defined) until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

     WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

     WHEREAS, Bankers Trust Company is willing to act as Trustee of the Trust upon all of the terms and conditions hereinafter set forth;

     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:



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                                    ARTICLE I

                                   DEFINITIONS

     1.1 "Asset Manager" shall mean, individually or collectively as the context shall require, the Trustee, with respect to those assets of the Trust allocated to the Discretionary Fund, or an Investment Manager or the Company with respect to those assets of the Trust allocated to a Directed Fund to the extent each is authorized to exercise, discretionary investment authority or control over such assets under Section 7.1.

     1.2 (a) "Change in Control" of the Company shall be deemed to have occurred if:

              (i) any "Person" (as defined in 1.2(b)(i) below), other than (1) the Company or any of its subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Section 1.2(b)(ii) below), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates) representing 33-1/3% or more of the combined voting power of the Company's then outstanding securities, or 33-1/3% or more of the then outstanding common stock of the Company, excluding any Person who becomes such a beneficial owner in connection with a transaction described in subparagraph (iii)(A) below.

              (ii) During any period of two consecutive years (the "Period"), individuals who at the beginning of the Period constitute the Board of Directors of the Company and any "new director" (as defined in Section 1.2(b)(iii) below) cease for any reason to constitute a majority of the Board of Directors.

              (iii) There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, except if:

                   (A) the merger or consolidation would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

                   (B) the merger or consolidation is effected to implement a capitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of




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              securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 60% or more of the combined voting power of the Company's then outstanding securities.

              (iv) The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

         (b) Definitions. For purposes of Section 1.2(a) above,

              (i) "Person" shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934 as modified (the "1934 Act") and used in Sections 13(d) and 14(d) of the 1934 Act.

              (ii) "Beneficial Owner" shall have the meaning provided in Rule 13d-3 under the 1934 Act.

              (iii) "New Director" shall mean an individual whose election by the Company's Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the Period or whose election or nomination for election was previously so approved or recommended. However, "new director" shall not include a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation relating to the election of directors of the Company.

              (iv) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the 1934 Act.

     1.3 "Directed Fund" shall mean each portion of the Trust subject to the discretionary management and control of an Asset Manager other than the Trustee. If more than one Directed Fund is established under this Trust Agreement, "Directed Fund" shall also mean the Directed Fund subject to the management and control of a particular Asset Manager, as the context may require.

     1.4 "Discretionary Fund" shall mean any portion of the Trust subject to the discretionary management and control of the Trustee.

     1.5 "Investment Manager" shall mean (i) an investment adviser registered under the Investment Advisers Act of 1940, (ii) a bank as defined in that Act, or (iii) an insurance company qualified to manage, acquire or dispose of any assets of the trusts under the laws of one or more state.



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         1.6 "Plan" shall mean the Atmos Energy Corporation Performance-Based
Supplemental Executive Benefits Plan, as amended from time to time.

         1.7 "Trust" shall mean the Atmos Energy Corporation Performance-Based SEBP Trust established and continued under this Trust Agreement.

         1.8 "Trustee" shall mean Bankers Trust Company and its successors and assigns, and any successor trustee of the Trust acting at the time in question.

                                   ARTICLE II

                             ESTABLISHMENT OF TRUST

     2.1 The Company hereby deposits with Trustee in trust One Hundred Dollars ($100.00), which shall become the principal of the Trust, to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

     2.2 The Trust shall be revocable. Notwithstanding the foregoing, the Trust shall become irrevocable thirty (30) days following the issuance of a favorable private letter ruling regarding the Trust from the Internal Revenue Service.

     2.3 The Trust is intended to be a grantor trust, of which Company is a grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed accordingly. The Company acknowledges that determination of the status of the Trust as a grantor trust has been made by the Company, and Trustee assumes no responsibility in this regard.

     2.4 The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 4.1 herein.

     2.5 The Company shall make such deposits as provided for in the Plan and may, in its sole discretion, at any time, or from time to time, make additional deposits of cash or other property acceptable to the Trustee in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Notwithstanding the foregoing, upon and after a Change in Control, Trustee shall be responsible for assuring that deposits are made in accordance with the Plan, and it may rely on written certifications of the actuary employed with respect to the Plan as to the funded status of the Trust and the Company's contribution obligations under the Plan. Prior to a Change in Control, the Trustee shall have no responsibility therefor.



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                                   ARTICLE III

              PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES

     3.1 The Company shall be solely responsible for keeping accurate books and records with respect to the Plan participants and beneficiaries, their compensation and rights and interests in the Trust pursuant to the Plan. As soon as practicable after the establishment of this Trust or the amendment of the Plan, the Company shall provide the Trustee with copies of the Plan and any amendments. The Trustee shall not be required to maintain any separate records or accounts with respect to any Plan participant or beneficiary, and any records or accounts required to be maintained pursuant to the terms of the Plan shall be the responsibility of the Company.

     3.2 Trustee shall make payments of Supplemental Benefits to Plan participants from the assets of the Trust, if and to the extent such assets are available for distribution, in accordance with the Plan, at all times the Company is not Insolvent. Trustee shall not be required to make payments unless notified by the Company or the Plan participant that Benefits are then due and owing to the Plan participant, and it has received a written certification of the time for payment of Benefits and the amount of Benefits due and owing to the Plan participant at such time, all in accordance with the Plan, prepared by the actuary employed by the Company to calculate the Supplemental Benefits, and has received sufficient information that indicates the amount of federal, state and/or local taxes to be withheld from such payment and the form in which such amount is to be paid (as provided for or available under the Plan). In addition, the Trustee shall make provision for the payment and reporting of any federal, state or local taxes that may be required to be withheld with respect to the payment of Benefits. The actuary shall also provide written certification to the Trustee of any changes in the amount of Benefits payable to a Beneficiary from time to time. Following a Change in Control, if no actuary is employed by the Company, the Trustee shall employ an actuary. The Trustee shall be fully protected in relying on the written certification of the actuary for all purposes of this Agreement.

     3.3 The entitlement of a Plan participant or his or her beneficiaries to Benefits under the Plan shall be determined by the Company or such party (other than the Trustee) as the Company shall designate under the Plan, and any claim for such Benefits shall be considered and reviewed under the procedures set out in the Plan. Except as set forth in this Trust Agreement, the Trustee shall have no responsibility with regard to administration of the Plan. Without limiting the generality of the foregoing, the Trustee shall have no responsibility should the Trust have insufficient assets from which to make any distribution called for under the Plan, the Trustee shall have no responsibility to interpret the provisions of the Plan, and the Trustee shall have no responsibility for determining whether any Plan participant or their beneficiary has become entitled to any distribution under the Plan, or the amount thereof, and the Trustee shall be entitled to rely solely upon the accuracy, timeliness and completeness of the Benefit information delivered to it by the actuary.

     3.4 The Company may make payment of Supplemental Benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. In such event, the Company shall also provide for the reporting, withholding and payment of any federal, state or local taxes that may be required to be withheld with respect to such Benefit payments. The Company shall notify Trustee of its decision to make payment of Benefits directly prior to the time amounts are payable to participants or their


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beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of Benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due. Trustee shall notify the Company where principal and earnings are not sufficient to pay Benefits as they became due. The Company shall provide the Trustee with a schedule of all Benefits that have been paid by the Company directly to Participants and a schedule of all tax withholding payments made by it to the taxing authorities within fifteen (15) days after the end of the month in which such payments have been made.

     3.5 The Trustee shall notify the Company periodically of any returned or undeliverable payments to Plan participants or their beneficiaries. Any payments remaining unclaimed for six (6) months after such notice has been given to the Company shall be returned to the Trust.

     3.6 The Trustee shall have sole responsibility with respect to all payments made from the Trust for the payment of all withholding taxes to, and the filing of all required tax returns with, the appropriate taxing authority and shall furnish each Participant with the appropriate tax information form evidencing such payment and the amount thereof.

     3.7 It is expressly acknowledged that Employee (or if Employee is dead, his beneficiaries under the Plan) is a third-party beneficiary under this Trust Agreement and, as such, shall have the right to enforce the terms of this Agreement as if he were a party hereto.

                                   ARTICLE IV

       TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN
                              COMPANY IS INSOLVENT

     4.1 Trustee shall cease payment of Benefits to Plan participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     4.2 At all times during the continuance of this Trust, as provided in Sections 2.4 and 6.1 hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

         (a) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform Trustee in writing of the Company's Insolvency. The Company shall also have the duty to respond to any inquiry from the Trustee regarding the Company's possible Insolvency, if the Trustee has an obligation to determine whether the Company is Insolvent. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, Trustee shall determine whether the Company is Insolvent and, pending such determination, Trustee shall discontinue payment of Supplemental Benefits to Plan participants or their beneficiaries. In determining whether or not the Company is Insolvent, Trustee may rely on a written statement signed by the Company, together with the evidence supporting such statement that is satisfactory to the Trustee, that the Company is not Insolvent, or may await receipt of an order




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

     from a regulatory agency or court of competent jurisdiction directing disposition of the Trust assets.

         (b) Unless Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor of the Company alleging that the Company is Insolvent, Trustee shall have no duty to inquire whether the Company is Insolvent. Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning the Company's solvency. Specifically, the Trustee may rely conclusively upon, and shall be protected in relying upon, court records submitted to it showing whether the Company is Insolvent, a current report or statement from a nationally recognized credit reporting agency submitted to it showing whether such Company is Insolvent, or the written notice with supporting evidence where appropriate, submitted to it from the Company as provided in this Section 4.2 stating that the Company is or is not Insolvent. For purposes of this Trust, knowledge and information regarding the Company which is not in the possession of employees of the Trustee's Trust Department shall not be imputed to the Trustee.

         (c) If at any time the Trustee has determined that the Company is Insolvent, Trustee shall discontinue payments to the Company's Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to Benefits due under the Plan or otherwise.

         (d) Trustee shall resume the payment of Benefits to Plan participants or their beneficiaries in accordance with Article III of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent), or if a regulatory agency or court of competent jurisdiction otherwise so orders.

     4.3 Provided that there are sufficient assets, if Trustee discontinues the payment of Benefits from the Trust pursuant to Section 4.2 hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

     4.4 In the case of the Trustee's actual knowledge of or determination that the Company is Insolvent, Trustee shall deliver the assets of the Trust to satisfy claims of the Company's general creditors as directed by a regulatory agency or a court of competent jurisdiction.

     4.5 The establishment and funding of this Trust by the Company is solely for the purpose of facilitating payment of Supplemental Benefits to participants and their beneficiaries under the Plan, but in no way shall the establishment or existence of this Trust relieve the Company of its obligations under the Plan, impose any additional



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obligation on the Company separate and apart from those assumed by the Company under the Plan, or increase the rights and benefits of the Plan participants and their beneficiaries.

                                    ARTICLE V

                               PAYMENTS TO COMPANY

     5.1 Except as provided in Article IV hereof and this Section 5.1, after the Trust has become irrevocable, the Company shall have no right or power to direct Trustee to return to the Company or to divert to others any of the Trust assets before all payment of Benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan. Notwithstanding any provision of this Trust Agreement to the contrary and prior to a Change in Control, if it is determined by the Plan's actuary and so certified, that certain Trust assets will never be required to pay Supplemental Benefits to Plan participants or beneficiaries (because, for example, of any difference between actual requirements and expected actuarial requirements), such excess assets shall be returned to Company, but only to the extent that such return does not cause the value of the total Trust assets to be less than one hundred thirty percent (130%) of the present value of projected Supplemental Benefits, with such present value to be determined on the basis of actuarial assumptions applied by mutual agreement of the Company and the actuary. Upon and after a Change in Control, such assets may be returned to Company only after all Supplemental Benefits have been fully distributed to or on behalf of all Plan participants and beneficiaries.


                                   ARTICLE VI

                  THE RIGHTS OF THE PARTICIPANTS AND CREDITORS
                               TO THE TRUST ESTATE

     6.1 As provided in Section 2.4 hereof, neither the Plan participants nor anyone claiming under such participants shall have any present ownership or present beneficial interest (including a security interest) or preferred claim of any kind in the assets of the Trust prior to the time provided in the Plan for the payment of Supplemental Benefits. Prior to that time, the rights of the participants under the Plan and the rights of anyone claiming under the participants shall be limited to general unsecured, contractual rights against the Company. As a precondition to the execution of this Trust Agreement by the Company, each person meeting the qualification requirements of Section 2.1 of the Plan shall have waived in writing any priority such person may have under any state or federal law with respect to any claims such person may have against the Company under the Plan or the Trust Fund beyond the rights such person would have as a general creditor of the Company. After the execution of this Trust Agreement by the Company, any person who thereafter qualifies for coverage under the Plan shall, as provided for in Section 2.1 of the Plan, execute the written waiver described herein prior to becoming a participant in the Plan. The Trustee shall not be responsible for determining whether any waiver referred to in this
Section 6.1 has been obtained.

     6.2 As provided in Section 14.2 hereof, the assets of the Trust shall not be subject to legal process or the claims of any creditor of the participants or of anyone claiming under the participants, whether such claim arises out of any debts, contracts,




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liabilities (including claim for child support or alimony), torts or any other source whatsoever.

                                   ARTICLE VII

                              INVESTMENT AUTHORITY

     7.1 Discretionary authority for the management and control of the assets of the Trust may be retained, allocated or delegated, as the case may be, for one or more purposes, to and among the Asset Managers by the Company in its absolute discretion; provided, however, that for a period of three (3) years following a Change in Control the Company may not remove or appoint an Asset Manager without the written consent of a majority of the Plan participants. Any investment policy, and any related guidelines, established by the Company from time to time, shall be communicated to the affected Asset Manager and monitored by the Company. The assets of the Trust shall be invested and reinvested, without distinction between principal and income, at such time or times in such investments pursuant to such investment strategies or courses of action and in such shares and proportions, as each Asset Manager, in its sole discretion, shall deem advisable, subject to such policies and guidelines, if any.

     7.2 The Company shall promptly notify the Trustee in writing of the appointment or removal of an Asset Manager and shall specify the portion of the Trust to be managed by such Asset Manager. Each Asset Manager shall have sole and complete investment responsibility for the assets of the Trust that are subject to its discretionary authority or control and the Trustee shall receive, hold and transfer assets purchased or sold by the Asset Manager in accordance with the directions of such Asset Manager. The Trustee shall be under no duty or obligation to review or to question any direction of any Asset Manager, or to review the securities or any other property held in any Directed Fund with respect to prudence, proper diversification or compliance with any limitation on an Asset Manager's authority under this Trust Agreement or the terms of the Plan, any investment policies and guidelines, or any agreement entered into between the Company and the Asset Manager or imposed by applicable law, or to make any suggestions or recommendations to any Asset Manager or the Company with respect to the retention or investment of any asset in a Directed Fund. The Trustee shall have no authority to take any action or to refrain from taking any action with respect to any asset of a Directed Fund unless and until it is directed to do so by the Asset Manager of such Directed Fund or the Company.

     7.3 The Trustee will have no responsibility for any asset allocated to a Directed Fund upon the resignation or removal of an Asset Manager unless and until the Trustee has been notified in writing by the Company that the Asset Manager's authority will be terminated or relinquished, and the Trustee has agreed in writing to become an Asset Manager or that such assets are to be integrated with a Discretionary Fund, as the case may be. In no event shall the Trustee be liable for any losses to the Trust resulting from the disposition of any investment made for a Directed Fund or for the retention of any illiquid or unmarketable investment or for the holding of any other asset acquired therefor if the Trustee is unable to dispose of such investment because of any securities laws restrictions or if an orderly liquidation of such investment is difficult under prevailing conditions, or for failure to comply with any investment or diversification limitations imposed by the Company, or for any other violation of the terms of this Trust Agreement, any Plan or applicable law or laws, as a result of the addition of such assets to the Discretionary Fund.

                                  ARTICLE VIII

                 DUTIES, POWERS AND RESPONSIBILITIES OF TRUSTEE
                               AND ASSET MANAGERS

     8.1 Trustee shall perform all of its fiduciary duties with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that nothing herein shall be construed to impose any responsibility on the Trustee with respect to transactions effected or assets managed within a Directed Fund or any other duty with respect to which the Trustee has no responsibility under this Agreement.

     8.2 Without in any way limiting the powers and discretions conferred upon the Asset Managers by the other provisions of this Trust Agreement or by law, each Asset Manager shall have the power to invest and reinvest the assets of the Trust, in its sole discretion, in Securities or Other Property. "Securities or Other Property" means investments in any properties, real or personal or mixed, wherever situated, including, but not limited to, preferred and common stocks or any other interest in any corporation; securities; life insurance contracts; governmental or corporate notes, bonds, or obligations; trust and participation certificates; leaseholds, beneficial interests, fee titles, mortgages, deeds of trust, leases on real property, contracts to sell real property, and other interests in realty, shares or interests in real estate investment trusts, common trust funds and mutual funds; insurance and annuity policies; and any other evidence of indebtedness or ownership, and any other property of any kind or nature whatsoever (unless prohibited by law under a provision which may not be waived); provided, however, that securities issued by the Company or any affiliate of the Company are not "Securities or Other Property." In no event may an Asset Manager invest in securities (including stock or rights to acquire stock) or obligations issued by the Company, other than a de minimis amount held in common investment vehicles in which such Asset Manager invests. All rights associated with assets of the Trust shall be exercised by the Asset Manager or the person designated by the Asset Manager, and shall in no event be exercisable by or rest with Plan participants.

     When acting hereunder, except as provided otherwise by this Section 8.2 hereof, Asset Manager shall have the following powers with respect to any and all monies and Securities or Other Property at any time held by Trustee and constituting part of the assets of the Trust hereunder:

         (a) To purchase or subscribe for Securities or Other Property and to retain them in trust; to sell any Securities or Other Property at any time held in the Trust at either public or private sale for cash or other consideration or on credit at such time or times and on such terms and conditions as may be deemed appropriate; to exchange such Securities or Other Property and to grant options for the purchase or exchange thereof, and to convey, partition, or otherwise dispose of, with or without covenants, including covenants of warranty of title, any Securities or Other Property free of all trusts.

         (b) To oppose, or consent to and participate in, any plan of reorganization, consolidation, merger, combination, or other similar plan; to oppose or to consent to any contract, lease, mortgage, purchase, sale, or other action by any corporation pursuant to such plan, and to accept and retain any Securities or Other Property issued under any such plan; to deposit any Securities or Other Property with any protective, reorganization or other similar committee; to delegate discretionary power thereto and to pay and agree to pay any part of Trustee's expenses and compensation and any assessments levied with respect to any such Securities or Other Property so deposited.

         (c) To exercise all conversion and subscription rights pertaining to any Securities or Other Property.

         (d) To collect and receive any and all monies and Securities or Other Property of whatsoever kind or nature due or owing or belonging to the Trust, and to give full discharge and acquittance therefor.

         (e) To exercise all voting rights with respect to any investment held in the Trust, and, in addition thereto, to grant proxies, discretionary or otherwise, to appoint one or more individuals or corporations or voting trustees under voting trust agreements and to delegate to such voting trustees discretion to vote.

         (f) To acquire any real estate by purchase or lease, or as the result of any foreclosure, liquidation, or other salvage or any investment previously made, or otherwise; and to manage, operate, sell, improve, or demolish any buildings in whole or in part, and to erect buildings, partition, mortgage, or lease for any term or terms of years, even though such period extends beyond the term of the Trust, grant options to renew or purchase, any such real estate, upon such terms and conditions as may be deemed proper.

         (g) To borrow money from others for such purposes, including payment of Benefits hereunder, as may be deemed proper, and for the sum or sums so borrowed or advanced, Asset Manager may issue the Trust's promissory note as investment manager and secure the repayment thereof by creating a lien upon any assets of the Trust.

         (h) To acquire property returning no income or slight income for such period as an Asset Manager shall deem advisable; to retain any assets which shall be delivered from the trustee of a prior trust; to retain in cash or other property unproductive of income any amount of the Trust as deemed advisable.

         (i) To invest in interest-bearing deposits in Asset Manager's or an affiliate of Asset Manager's, commercial banking department, including, but not limited to, investments in time deposits, savings deposits, certificates of deposit, or time accounts which bear a reasonable rate of interest.

         (j) To surrender any life insurance contract held in Trust and, except as provided in Section 8.10, to exercise any incident of ownership with respect to any such life insurance contract.

     8.3 In addition, the Trustee is hereby authorized

         (a) To cause any Securities or Other Property to be registered in, or transferred into, Trustee's name as Trustee or held in the name of one or more of Trustee's nominees or to retain them unregistered or in form permitting transferability by delivery, but the books and records of Trustee shall at all times show such Securities or Other Property are part of the Trust; to deposit or arrange for the deposit of securities in a qualified central depository even though, when so deposited, such securities may be held in the name of the nominee of such depository with other securities deposited therein by other persons, or to deposit or to arrange for the deposit of any securities issued by the United States Government, or any agency or instrumentality thereof, with a federal reserve bank (provided that the books and records of Trustee shall at all times show that all such securities are part of the Trust).

         (b) To employ on behalf of the Trust suitable agents, accountants, and counsel, who may be counsel to the Company or the Trustee, to assist it in determining or performing its duties or obligations hereunder, and to pay their reasonable expenses and compensation from the Trust to the extent not paid by the Company.

         (c) To settle, compromise, or submit to arbitration, any claims, debts, or damages due or owing to or from the Trust, to commence or defend suits or legal proceedings whenever, in Trustee's judgment, any interest of the Trust so requires, and to represent the Trust in all suits or legal proceedings in any court of law or equity or before any other body or tribunal.

         (d) Pending investment of cash, to hold such cash in Trustee's, or an affiliate of Trustee's, non-interest bearing accounts; and to hold such non-interest bearing cash balances as Trustee shall deem reasonable or necessary to meet anticipated distributions from or administrative costs of the Trust.

         (e) Generally to do all such acts, to make, execute, acknowledge, and deliver any and all deeds, leases, assignments, documents of transfer, and conveyances, receipts, releases, agreements, and without limitation by the foregoing, to execute any and all other instruments, take all such proceedings and exercise all such rights and powers with relation to any Securities or Other Property constituting a part of the Trust to the same extent as an individual might do with respect to his own property.

     8.4 When the Trustee delivers property against payment, delivery of the property and receipt of payment may not be simultaneous. In such case, the risk of non-receipt of payment shall be the Trust's, and the Trustee shall have no liability therefor. All credits to the Trust of the anticipated proceeds of sales and redemption of property and of anticipated income from property shall be conditional upon receipt by the Trustee of final payment and may be reversed to the extent final payment is not received. At the discretion of the Trustee, the Trust may make use of such conditional credits. To the extent such credits do not become unconditional by receipt of final payment, the Trust shall reimburse the Trustee upon demand for the amount of such conditional credits.

When the Trustee is to receive property, it is authorized to accept documents in lieu of such property as long as such documents contain the agreement of the issuer thereof to deliver such property to the Trustee. The Trustee may, in its discretion, advance funds to the Trust to facilitate the settlement of any trade. In the event of such an advance, the Trustee shall immediately reimburse the Trust for the amount thereof.

     8.5 During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

     8.6 Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions hereunder. All records relating thereto shall be open to inspection and audit at all reasonable times by the Company or by any person designated by the Company. At such intervals as the Company and the Trustee mutually agree, and as of the date of the removal or resignation of Trustee, Trustee shall deliver to the Company a written account of its administration of the Trust, setting forth all investments, receipts, disbursements and other transactions effected by Trustee during the period from the date of Trustee's last such account, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the trust at the close of such period. Any such account shall be deemed an account stated and accepted and approved by the Company, and the Trustee shall be relieved and discharged to all persons with respect to all matters and things contained in such statement as though such account had been settled and allowed by a judgment or decree of a court of competent jurisdiction in an action or proceeding to which the Company and all persons having any beneficial interest in the Trust were parties, unless the Company shall have filed with the Trustee specific written exceptions or objections to any such statement within ninety
(90) days of receipt thereof by the Company.

     8.7 The Trustee will determine the value of the Trust as of each reporting date under Section 8.6. Except in the case of an investment in which amortized cost is the valuation method designated, assets will be valued at their market values at the close of business on such date, or, in the absence of readily ascertainable market values, at such values as the Trustee determines in accordance with methods consistently followed and uniformly applied or obtained as provided below. The Company acknowledges and agrees that in the normal course of valuing assets, the Trustee may rely on pricing information provided by recognized pricing services which the Trustee deems to be reliable or provided by the Asset Manager or dealers or sponsors of pooled investment vehicles ("dealers"), and that the Trustee does not verify, warrant or represent the accuracy or completeness of such information, and shall not be liable for any diminution or inflation in the value of any assets as a result of any inaccurate or incomplete information furnished or transmitted by such pricing services or the Asset Managers or dealers. The Trustee may rely for all purposes of this Trust Agreement on the latest valuation information submitted to it even if such information predates the purported valuation date. The Company will provide or cause the Asset Managers to provide the Trustee with all information needed by the Trustee to value such assets and to report and account under this Trust Agreement.

     8.8 The Trustee shall have the right, at the expense of the Trust, to apply at any time to a court of competent jurisdiction for judicial settlement of any account of the Trustee not previously settled as herein provided or for the determination of any question of construction or for instructions. In any such action or proceeding it shall be necessary to join as parties only the Trustee and the Company (although the Trustee may also join such other persons as it may deem appropriate), and any judgment or decree entered therein shall be conclusive.

     8.9 A third party dealing with Trustee shall not make, or be required by any person to make, any inquiry concerning the authority of Trustee to take or omit any action or whether Trustee has been authorized or directed by the Company, but each such person shall be fully protected in relying upon the certificates of Trustee that Trustee has authority to take such proposed action. No third party shall be required to follow the application by Trustee of any monies or Securities or Other Property paid or delivered to Trustee.

     8.10 To the extent not inconsistent with the express provisions hereof, enumeration of any power herein shall not be by way of limitation but shall be cumulative and construed as full and complete power in favor of Trustee. In addition to the authority specifically herein granted, except as provided in
Article VII, Trustee shall have such power to do all acts as may be deemed necessary for full and complete management of the Trust and appropriate to carry out the purposes of this Trust. Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy. None of the powers granted to an Asset Manager under this Article, however, shall be construed to allow an Asset Manager to purchase, exchange, or otherwise deal with or dispose of the corpus or the income from the corpus for less than adequate consideration.

     8.11 The Trustee shall be fully protected in relying upon a certification by the Board of Directors of the Company signed by a majority of all the members thereof, or by any member, or the secretary thereof, if designated by all such members to act for the Board of Directors of the Company with respect to any written instruction, written direction or written approval by said Board, except that such secretary or individual member shall not be authorized to direct any distribution to himself. The Trustee shall be protected in relying upon a specimen signature of each member and the secretary, and in continuing to rely upon such certification until a subsequent certification is filed with the Trustee, or in relying upon the certification by the Company or the Company's designee in lieu of said Board of Directors, in all respects for the administration of the Plan of which this Trust is a part. The Company shall cause each Investment Manager to file with the Trustee a certified list of the names and specimen signatures of those individuals authorized to direct the Trustee on its behalf.

     8.12 Any action by the Company shall be evidenced by a written instrument executed in accordance with Section 8.11 hereof. The Trustee shall be fully protected in acting upon any certifications, instructions, notices, directions, requests or approvals and other communications ("Instructions"), howsoever transmitted, received by the Trustee and purporting to be from the Company or an Investment Manager which the Trustee reasonably believed to be from such person, each such Instruction constituting a certification by the person so giving that such Instruction is in conformity with the terms of the Plan, the Trust and/or other related documents, and the Trustee shall be fully protected in omitting to act in the absence of Instructions. The Trustee shall have the right to assume, in the absence of notice in writing to the contrary, that no event constituting a change in, or terminating, the authority of any person, including any Investment Manager, has occurred.

     8.13 Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

                                   ARTICLE IX

                   INDEMNIFICATION; LIABILITIES OF THE TRUSTEE

     9.1 The Trustee shall be held harmless by the Company from and against any claim, liability, loss, damage or expenses (including, but not limited to, reasonable attorneys' fees and expenses incurred in preparing, investigating or defending any claim) that may be asserted against the Trustee arising out of any action taken or omitted by the Trustee pursuant to this Trust Agreement, except due to the Trustee's own negligence or willful misconduct. If the Company does not pay any claim, liability, loss, damage or expense under this Section or
Article X, the Trustee may obtain payment from the Atmos Energy Corporation Legal Defense Fund Trust of which Trustee is the trustee for all amounts other than the payment of any Supplemental Benefits due under the Plan, but until so paid such amounts shall constitute a charge against, and may be paid from this Trust. Notwithstanding the foregoing provisions of this Section 9.1, the Company shall be and remain liable for any Benefits due and owing under the Plan.

     9.2 If the Trustee undertakes or defends any claim, litigation, action, proceeding or appeal arising in connection with this Trust unless any such defense shall be due to the Trustee's own neglect or willful misconduct, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses, losses, damages, and liabilities (including, without limitation, reasonable attorneys' fees and expenses incurred in preparing, investigating or defending any claim) relating thereto and to be primarily liable for such payments, and to make periodic payments in respect of such fees and expenses during the course of any such proceedings. In any action taken by the Trustee pursuant to this
Section 9.2, Section 8.3(c) or otherwise, the Trustee shall be indemnified by the Company or, if not, the Trustee may obtain payment from the Atmos Energy Corporation Legal Defense Fund Trust, but until so paid shall constitute a charge against, and may be paid from this Trust.

                                    ARTICLE X

                       TRUSTEE'S COMPENSATION AND EXPENSES

     10.1 The Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon in writing by the Company and the Trustee. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable accounting and legal fees incurred by it as Trustee. Company shall pay all such administrative and Trustee's fees and expenses. If not so paid, such fees and expenses shall be paid from the Atmos Energy Corporation Legal Defense Fund Trust, but until so paid shall constitute a charge against, and may be paid from this Trust.

                                   ARTICLE XI

                                      TAXES

     11.1 All income, deductions and credits attributable to the Trust belong to the Company and will be included on the Company's income tax returns. The Company shall pay any Federal, state, local or other taxes imposed or levied with respect to the assets and/or income of the Trust or any part thereof under existing or future laws. Upon furnishing the Trustee with evidence reasonably required by the Trustee of any such tax payments made directly by the Company, the Company shall be entitled to receive reimbursement from the assets of the Trust for the full amount of such taxes paid by it. The Trustee shall promptly notify the Company of any notice it receives relating to any taxes imposed or levied with respect to the assets and/or income of the Trust. If the Trustee receives notice that any such taxes are not timely paid by the Company, the Trustee shall pay such taxes from the assets of the Trust to the extent sufficient therefor, prior to any payments to Participants, after notifying the Company as herein provided. As provided in Article III, the Trustee shall deduct any taxes required to be withheld with respect to any payments made to Participants pursuant to the Trust, with any such taxes being paid out of the Trust.

                                   ARTICLE XII

                       RESIGNATION AND REMOVAL OF TRUSTEE;
                            APPOINTMENT OF SUCCESSOR

     12.1 Trustee shall serve until a successor shall be appointed. Trustee may resign at any time by written notice to the Company, which shall be effective thirty (30) days after receipt of such notice unless the Company and Trustee agree otherwise. The Company may remove Trustee at any time upon giving thirty
(30) days' written notice to Trustee; however, for a period of three years following a Change in Control any such removal shall require the written consent of a majority of the Plan participants at the time of such removal. In either case, such notice may be wholly or partially waived by the party to whom it is due.

     12.2 Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The Trustee shall use its best efforts to complete the transfer within thirty
(30) days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

     12.3 If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 12.4 hereof, by the effective date of resignation or removal under Section 12.1 hereof. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

     12.4 If Trustee resigns or is removed in accordance with Section 12.1 hereof, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor Trustee; however, for a period of three years following a Change in Control any such appointment shall require the written consent of a majority of the Plan participants at the time of such appointment. The appointment shall be effective when accepted in writing by the new Trustee. The appointment of a new Trustee shall be by a written instrument, duly acknowledged, delivered to the Trustee so removed, to the successor Trustee, and to the Company. Upon resignation or removal of Trustee, Trustee shall refund any unearned portion of any fee or compensation previously collected by Trustee hereunder. The resigning or removed Trustee, upon receipt of acceptance in writing of the Trust by the successor Trustee, must execute all documents and do all acts reasonably necessary to vest the title of record in any successor Trustee. The successor Trustee shall have the same powers and duties as those conferred upon Trustee hereunder.

                                  ARTICLE XIII

                            AMENDMENT OR TERMINATION

     13.1 This Trust Agreement may be amended by a written instrument executed by Trustee and the Company; however, for a period of three years following a Change in Control any such amendment shall require the written consent of a majority of the Plan participants at the time of such amendment. If any such amendment is made at the request or direction of a person who has entered into an agreement with the Company, the consummation of which would constitute a Change in Control, or was otherwise in connection with or in anticipation of a Change in Control (whether or not the Change in Control ever occurs), then for all purposes hereof, such amendment shall be deemed to have been made following a Change in Control. Notwithstanding the foregoing, the Company shall ensure that no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section
2.2 hereof.

     13.2 The Trust shall not terminate until the date on which all Plan participants and their beneficiaries are no longer entitled to Supplemental Benefits pursuant to the terms of the Plan, unless sooner revoked in accordance with Section 2.2 hereof; provided, however, the Trust shall terminate prior to such date if and when all of the assets of the Trust are consumed in satisfaction of the claims of the general creditors of the Company pursuant to
Article IV. Upon satisfaction of all liabilities under the Plan with respect to all participants and beneficiaries, the Company, pursuant to a resolution of its Board of Directors, may terminate the Trust by delivery to the Trustee of (i) a certified copy of such resolution, (ii) a certification of the Plan's enrolled actuary confirming that all liabilities under the Plan have been satisfied, and
(iii) a written instrument of termination duly executed and acknowledged in the same form as this Trust Agreement. Upon termination of the Trust in accordance with this Section 13.2, any assets remaining in the Trust shall be returned to the Company.

                                   ARTICLE XIV

                                  MISCELLANEOUS

     14.1 Each provision of this Trust is intended to be independent of each other provision. Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof. If any provision of this Trust is determined in writing by the Company to be, or is held by any court, tribunal, board or other authority of competent jurisdiction to be, void or invalid as to any participant or group of participants, such provision shall be disregarded as to such participant or group of participants and shall be deemed null and void and no part of this Trust.

     14.2 Except as otherwise required by law, Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

     14.3 This Trust Agreement shall be governed by and construed in accordance with the laws of the State of New York. Nothing in this Trust Agreement shall be construed to subject the Trustee created hereunder to ERISA or to cause it to be treated as other than a grantor trust.

     14.4 All reasonable expenses incurred in maintaining and administering the Trust pursuant to the provisions of this Trust Agreement shall be paid from the assets of the Trust unless paid by the Company.

     14.5 The headings and subheadings of this Trust have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

     14.6 Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

     14.7 All provisions of this Trust Agreement shall be interpreted and applied in a uniform, nondiscriminatory manner.

     14.8 The Trustee's obligations are limited to those set out in this Trust Agreement. No additional duties or obligations shall be imposed on the Trustee or implied from the terms of this Trust Agreement. In case of any conflict or inconsistency between the terms of this Trust Agreement and the Plan, in determining the obligations and responsibilities of the Trustee, the terms of this Trust Agreement shall control.

     14.9 This Trust Agreement shall be binding upon and inure to the benefit of any successor(s) or assign(s) of the Company or the Trustee, or any of its businesses, in whole or in part, as the result of merger, consolidation, reorganization, transfer of assets or otherwise, and any subsequent successor thereto. In the event of any such merger, consolidation, reorganization, transfer of assets or other similar transaction, the successor to the Company or the Trustee or its business or relevant part thereof or any subsequent successor thereto shall promptly notify the other party hereto in writing of its successorship.

     14.10 The undertakings and obligations of the Company, and the entitlements of the Trustee, under Articles IX and X of this Trust Agreement shall survive the termination, amendment or restatement of this Trust Agreement, or the resignation or removal of the Trustee.

     14.11 Until notice be given in writing to the contrary, all instructions, notices and other communications shall be delivered or sent:



         If to the Trustee to:          Bankers Trust Company of the Southwest
                                        500 North Akard, Suite 3900
                                        Dallas, TX  75201
                                        Attn:  Elizabeth B. Smith


         If to the Company to:          Atmos Energy Corporation
                                        5430 LBJ Freeway, Suite 1800
                                        Dallas, TX  75240
                                        Attn:  Vice President - Human Resources


                                   ARTICLE XV

                                 EFFECTIVE DATE

     15.1 The effective date of this Trust Agreement shall be the day and year first written above.

         IN WITNESS WHEREOF, the Company and Trustee by their duly authorized officers have signed this Trust Agreement on the day and year first written above.

                                                   ATMOS ENERGY CORPORATION

Attest:


By:   /s/ Shirley A. Hines               By:    /s/ Wynn McGregor
   -------------------------------          ------------------------------------
Name: Shirley A. Hines                   Name:  Wynn McGregor
     -----------------------------            ----------------------------------
Title: Corporate Secretary               Title: Vice President, Human Resources
      ----------------------------             ---------------------------------


                                                     BANKERS TRUST COMPANY

Attest:

By:  /s/ James F. Shanley                By:    /s/ Frank Eipper
   -------------------------------          ------------------------------------
Name: James F. Shanley                   Name:  Frank Eipper
     -----------------------------            ----------------------------------
Title: Vice President                    Title: Vice President
      ----------------------------             ---------------------------------

STATE OF TEXAS               )
                             )ss
COUNTY OF _______________    )


     BEFORE ME, the undersigned, a Notary Public in and for the said County and State, on this day personally appeared, of ATMOS ENERGY CORPORATION, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this _______ day of ____________ ___________________________, 2000.


                                     -------------------------------------------
                                     Notary Public in and for the State of Texas



My Commission Expires:

--------------------------



STATE OF __________________  )
                             )ss
COUNTY OF _________________  )


         On the ______ day of __________________, 2000, before me personally came ____________________________ to me known, who being by me duly sworn, did depose and say: that he/she resides in _____________________________; that he/she is the __________________ of BANKERS TRUST COMPANY, the corporation described in and which executed the above instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like order.


                                     -------------------------------------------
                                     Notary Public